Exhibit 99.(d)(4)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

THIRD AMENDMENT TO Management Agreement

The attached amended and restated Schedule B to add the American Beacon ARK Disruptive Innovation Fund is hereby incorporated into the Management Agreement dated April 4, 2016, as amended, by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule B hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation, and supersedes any prior Schedule B to the Agreement.

Dated: January 27, 2017

AMERICAN BEACON FUNDS	AMERICAN BEACON ADVISORS, INC.
AMERICAN BEACON SELECT FUNDS

By:_/s/Gene L. Needles, Jr.____________	By: _/s/Jeffrey K. Ringdahl_____________
Gene L. Needles, Jr.	Jeffrey K. Ringdahl
President	Chief Operating Officer

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

Management Agreement

SCHEDULE B

Fund	Effective Date	Fee Schedule	Grandfathered Fund
American Beacon Balanced Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Flexible Bond Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon International Equity Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Large Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Mid-Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Small Cap Value Fund	5/29/2016	Traditional - Multiple Manager	Yes
American Beacon Acadian Emerging Markets Managed Volatility Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon ARK Disruptive Innovation Fund	1/27/2017	Traditional - Single Manager	n/a
American Beacon Bahl & Gaynor Small Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Bridgeway Large Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Bridgeway Large Cap Value Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Crescent Short Duration High Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Garcia Hamilton Quality Bond Fund American Beacon GLG Total Return Fund	4/4/2016 5/20/2016	Traditional - Single Manager Traditional - Single Manager	n/a n/a
American Beacon Global Evolution Frontier Markets Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Holland Large Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Numeric Integrated Alpha Fund	11/01/2016	Alternative Investments	n/a
American Beacon SGA Global Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon SiM High Yield Opportunities Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Sound Point Floating Rate Income Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Stephens Mid-Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Stephens Small Cap Growth Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon The London Company Income Equity Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon Zebra Small Cap Equity Fund	5/29/2016	Traditional - Single Manager	n/a
American Beacon AHL Managed Futures Strategy Fund	5/29/2016	Alternative Investments	Yes
American Beacon Ionic Strategic Arbitrage Fund	5/29/2016	Alternative Investments	Yes
American Beacon Grosvenor Long/Short Fund	5/29/2016	Grosvenor Fund	n/a

Dated: January 27, 2017

B-1